Exhibit 99.2

T-Mobile Agrees to Sell $3.0 Billion of Senior Notes

September 12, 2022

BELLEVUE, Wash.—(BUSINESS WIRE)—T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc., its direct wholly-owned subsidiary (“T-Mobile USA” or the “Issuer”), has agreed to sell $1,250,000,000 aggregate principal amount of its 5.200% Senior Notes due 2033 (the “2033 Notes”), $1,000,000,000 aggregate principal amount of its 5.650% Senior Notes due 2053 (the “2053 Notes”) and $750,000,000 aggregate principal amount of its 5.800% Senior Notes due 2062 (the “2062 Notes,” and collectively with the 2033 Notes and the 2053 Notes, the “notes”) in a registered public offering.

The offering of the notes is scheduled to close on September 15, 2022, subject to satisfaction of customary closing conditions. T-Mobile USA intends to use the net proceeds from the offering for general corporate purposes, which may include among other things, share repurchases and refinancing of existing indebtedness on an ongoing basis.

Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are the joint book-running managers for the offering of the notes. NatWest Markets Securities Inc., Santander Investment Securities Inc., SG Americas Securities, LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., American Veterans Group, PBC, Blaylock Van, LLC and Great Pacific Securities are acting as co-managers.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the notes offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, barclaysprospectus@broadridge.com, (888) 603-5847; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, prospectus@citi.com, or by phone at (800) 831-9146; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 1-866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, the related guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements about the expected closing of the offering of the notes and statements regarding the intended use of proceeds from the offering of the notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

Contacts

T-Mobile US Media Relations

MediaRelations@T-Mobile.com

or

Investor Relations

investor.relations@t-mobile.com